UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2012

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 — Entry into a Material Definitive Agreement.

On January 23, 2012, AAR CORP. (“AAR”) completed an offering of $175.0 million aggregate principal amount of its 7¼% Senior Notes due 2022 (the “Notes”).  The Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.  The Notes were sold at a price equal to 98.268% of the principal amount thereof, for a yield to maturity of 7.50%.  The net proceeds of the offering of the Notes will be used to repay a portion of the borrowings under AAR’s revolving credit agreement incurred to fund AAR’s December 2011 acquisition of Telair® International GmbH and Nordisk Aviation Products AS from Teleflex Incorporated.

The Notes are governed by an Indenture dated as of January 23, 2012 (the “Indenture”) by and among AAR, certain subsidiary guarantors identified therein (the “Guarantors”) and U.S. Bank National Association, as trustee.  The description of the Indenture and the Notes in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 hereto, and to the Form of Notes, which is filed as Exhibit 4.2 hereto.

The Notes bear interest at a rate of 7¼% per year, payable semi-annually, in cash in arrears, on January 15 and July 15 of each year, commencing July 15, 2012.  The Notes will mature on January 15, 2022.  Prior to January 15, 2015, AAR may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price of 107.25% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date.  At any time prior to January 15, 2017, AAR may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium, plus any accrued and unpaid interest and additional interest, if any, to the redemption date.  AAR may redeem the Notes at its option, in whole or in part, at any time on or after January 15, 2017, upon not less than 30 nor more than 60 days’ notice at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus any accrued and unpaid interest and additional interest, if any, to the redemption date if redeemed during the 12-month period beginning on January 15 of the years indicated below.

Year	Redemption Price
2017	103.625%
2018	102.417%
2019	101.208%
2020 and thereafter	100.000%

If a change of control of AAR occurs, AAR or a third party must offer to repurchase any or all of the Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to but not including the date of repurchase.

The Notes are unconditionally guaranteed, on a full, joint and several basis, by each of the Guarantors, which consist of all of our existing domestic subsidiaries.  The Notes and the guarantees are general unsecured senior obligations of AAR and the Guarantors, respectively, rank equally in right of payment with all existing and future senior debt of AAR and the Guarantors, as applicable, and are senior in right of payment to all future subordinated obligations of AAR or the Guarantors. The Notes and the guarantees are effectively subordinated to secured debt of AAR and the Guarantors, respectively, to the extent of the value of the assets securing that debt.  In addition, the Notes are structurally junior to any debt or other liabilities of our nonguarantor subsidiaries.

The Indenture contains covenants that, among other things, limit AAR’s and its Restricted Subsidiaries’ (as defined in the Indenture) abilities to (i) incur additional debt or sell preferred stock, (ii) pay dividends, redeem or repurchase stock or make other distributions, (iii) make certain investments, (iv) make other restricted payments and investments, (v) agree to or allow to exist restrictions on the ability to pay dividends or make other payments on its capital interests, (vi) create liens without granting equal and ratable liens to the holders of the Notes, (vii) enter into sale and leaseback transactions, (viii) merge, consolidate or transfer or dispose of substantially all of their assets, (ix) enter into certain types of transactions with affiliates and (x) sell assets. These covenants are subject to a number of qualifications and limitations. In addition, the Indenture limits AAR’s and the Restricted Subsidiaries’ abilities to engage in businesses other than businesses in which such companies are engaged on the date of issuance of the Notes and related businesses.

In addition, the Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among other things: failure to make payments on the Notes when due, failure to keep in full force and effect any guarantee from any Guarantor that is a significant subsidiary, failure to comply with covenants under the Indenture, failure to pay certain other indebtedness or acceleration of maturity of certain other indebtedness, failure to satisfy or discharge certain final judgments and occurrence of certain bankruptcy events. If an event of default occurs, the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding Notes may, among other things, declare the entire outstanding balance of principal of and interest on all outstanding Notes to be immediately due and payable. If an event of default involving certain bankruptcy events occurs, payment of principal of and interest on the Notes will be accelerated without the necessity of notice or any other action on the part of any person.

The Notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of, the Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the sale of the Notes, AAR and the Guarantors entered into a registration rights agreement, dated as of January 23, 2012 (the “Registration Rights Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Loop Capital Markets LLC and U.S. Bancorp Investments,

Inc. (collectively, the “Initial Purchasers”).  Under the Registration Rights Agreement, AAR and the Guarantors agreed to use their reasonable best efforts to file and cause to become effective a registration statement relating to an offer to exchange the Notes for a new issue of substantially identical notes registered under the Securities Act as soon as practicable following the closing of the sale of the Notes (the “Closing Date”).  AAR and the Guarantors have agreed to keep the exchange offer registration statement effective until the closing of the exchange offer and to consummate the exchange offer within 365 days after the Closing Date.  AAR and the Guarantors may also be required to file a shelf registration statement to cover resales of the Notes under certain circumstances.  If AAR and the Guarantors fail to satisfy these obligations, AAR may be required to pay holders of the Notes additional interest at a rate of 0.25% per annum of the principal amount thereof for each 90-day period or portion thereof during which these obligations remain unsatisfied, up to a maximum increase in the interest rate of 1.0% per annum, until all registration defaults have been cured.

The foregoing description of the Registration Rights Agreement is a summary and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.3 hereto.

Certain of the Initial Purchasers and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to AAR, the Guarantors and certain of their affiliates, for which they receive customary fees and expense reimbursement.  In addition, affiliates of one or more of the Initial Purchasers are lenders and/or agents under AAR’s revolving credit facility and as such will receive a portion of the net proceeds of the offering of the Notes that are used to repay outstanding amounts under AAR’s revolving credit facility.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 — Other Events

On January 23, 2012, the Company issued a press release announcing the closing of its sale of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of January 23, 2012, governing the 7¼% Senior Notes due 2022, by and among AAR, certain subsidiary guarantors identified therein and U.S. Bank National Association, as trustee.

4.2	Form of 7¼% Senior Note due 2022 (included as Exhibit A to Exhibit 4.1).

4.3

Registration Rights Agreement, dated as of January 23, 2012, among AAR, the guarantors identified therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Loop Capital Markets LLC and U.S. Bancorp Investments, Inc.

99.1	Press Release issued by AAR, dated January 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2012

AAR CORP.

By:

/s/ Robert J. Regan

Name: Robert J. Regan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of January 23, 2012, governing the 7¼% Senior Notes due 2022, by and among AAR, certain subsidiary guarantors identified therein and U.S. Bank National Association, as trustee.

4.2	Form of 7¼% Senior Note due 2022 (included as Exhibit A to Exhibit 4.1).

4.3

Registration Rights Agreement, dated as of January 23, 2012, among AAR, the guarantors identified therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Loop Capital Markets LLC and U.S. Bancorp Investments, Inc.

99.1	Press Release issued by AAR, dated January 23, 2012.